UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2005

ProQuest Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-3246	36-3580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S.Employer Identification No.)

777 Eisenhower Parkway, Ann Arbor, Michigan	48106-1346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 761-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 420.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 28, 2005, ProQuest Company’s (the “Company”) subsidiary, ProQuest Information and Learning Company (“PQIL”) sold certain assets related to PQIL’s periodical microfilm and coursepack operations to National Archive Publishing Company (“NAPC”). NAPC is controlled by former employees of PQIL. The Company ran a selected process and received numerous indications of interest from both financial and strategic buyers. The assets sold consist primarily of receivables, customer lists, product processes, manufacturing facility located at 300 Zeeb Road, Ann Arbor, MI, intellectual property, and certain publisher agreements. The total compensation received by the Company was $30 million subject to a working capital adjustment. Included in the purchase price is a $2 million Promissory Note bearing a 9% annual interest rate. The Promissory Note will be paid over four years.

The proceeds from the sale will be used primarily to pay down debt and other general corporate purposes of the Company.

The Purchase Agreement will be attached as an Exhibit to the Company’s Form 10-Q for the period ending October 1, 2005.

PQIL and NAPC also entered into a manufacturing agreement whereby NAPC will perform certain microfilm and electronic manufacturing services to PQIL and its affiliates. The initial term of this manufacturing agreement commences on the closing of the transaction and expires on December 31, 2010, unless otherwise terminated in accordance with the terms of the manufacturing agreement. PQIL has agreed to certain levels of volume to be delivered to NAPC for the initial term of the Manufacturing Agreement. These amounts equal approximately $6 million of services in 2006, $5.5 million in 2007 and an amount equal to $5 million in each of 2008, 2009 and 2010.

A copy of the Manufacturing Agreement will be attached as an Exhibit to the Company’s Form 10-Q for the period ending October 1, 2005.

Item 2.01 Completion of Acquisition or Divestiture of Assets

See Item 1.01 above, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On November 3, 2005, the Company filed a press release describing the pro forma financial results of the divestiture of the periodical microfilm and coursepack operations. The Company also provided adjusted guidance for fiscal year 2005 in this press release.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

a.	Pro forma financial information.

To be filed within seventy-one (71) days of the date that the filing of the Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission, as permitted by Item 9.01 (b)(2)of Form 8-K.

b.	Exhibits.

99.1 Press Release by ProQuest Company, dated November 3, 2005 announcing the divestiture of ProQuest Information and Learning Company’s periodical microfilm and coursepack operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned thereunto duly authorized.

PROQUEST COMPANY

DATE: November 3, 2005	/s/ Todd W. Buchardt
Todd W. Buchardt Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press Release by ProQuest Company, dated November 3, 2005 announcing the divestiture of ProQuest Information and Learning Company’s periodical microfilm and coursepack operations.